UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 20, 2007
Champion Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

755 W. Big Beaver Road, Suite 1000, Troy, Michigan	48084

(Address of Principal Executive Offices)	(Zip Code)
(248) 614-8200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 20, 2007, Champion Enterprises, Inc. (the “Company”), through its subsidiaries Champion Home Builders Co. (“Home Builders”) and 1367606 Alberta ULC (“Buyer”), entered into an Asset Purchase Agreement, dated as of December 17, 2007 (the “Agreement”), with SRI Homes Inc., NGI Investment Corporation, Robert Adria and Brian Holterhus (“Sellers”) for the purchase by Buyer of the business and substantially all the assets of SRI Homes Inc. for total consideration of $114 million (CAD) plus the discharge or assumption of certain liabilities. The consideration is comprised of $90 million (CAD) cash at closing and a pre-payable note for $24 million (CAD) due January 1, 2009 bearing interest at a rate of 8 1/3 percent per year (the “Note”). Home Builders has guaranteed the payment and performance by Buyer of the Note.
Buyer and Sellers have each made customary representations, warranties and covenants in the Agreement. Buyer and Sellers each agreed to indemnify the other for certain losses arising out of breaches or representations and warranties, covenants and other specified matters. Consummation of the Agreement is subject to customary conditions.
The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Asset.
On December 21, 2007, Buyer completed the acquisition of the business and substantially all the assets of SRI Homes Inc. pursuant to the Agreement.
Item 9.01. Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by Item 9.01(a) of Form 8-K. In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K within 71 days after the required filing date for this Current Report.

(b)	Pro Forma Financial Information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by Item 9.01(b) of Form 8-K. In accordance with Item 9.01(b)(2) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K within 71 days after the required filing date for this Current Report.

(d)	Exhibits.

Exhibit 2.1	Asset Purchase Agreement, dated as of December 17, 2007, among 1367606 Alberta ULC, Champion Home Builders Co., SRI Homes Inc., NGI Investment Corporation, Robert Adria and Brian Holterhus.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ Roger K. Scholten
Roger K. Scholten, Senior Vice President,
General Counsel and Secretary

Date: December 21, 2007

Index to Exhibits

Exhibit No.	Description

Exhibit 2.1	Asset Purchase Agreement, dated as of December 17, 2007, among 1367606 Alberta ULC, Champion Home Builders Co., SRI Homes Inc., NGI Investment Corporation, Robert Adria and Brian Holterhus.